Exhibit 99.1

IMPORTANT INFORMATION REGARDING YOUR CASH OR STOCK ELECTION IN CONNECTION WITH RAND CAPITAL’S SPECIAL DIVIDEND PAYABLE ON MAY 11, 2020

April 3, 2020

Dear Shareholders,

We are pleased to notify you of the $23.7 million, or approximately $1.62 per share, special dividend (the “Special Dividend”) declared by our Board of Directors on March 3, 2020. The Special Dividend will be paid on May 11, 2020 to shareholders of record as of April 2, 2020.

The Special Dividend represents the distribution of our earnings and profits (as defined under the Internal Revenue Code) accumulated through December 31, 2019, prior to the effective date of our election to be treated as a regulated investment company (“RIC”). The Special Dividend is necessary to allow us to qualify for favorable RIC tax treatment. Specifically, to qualify as a RIC for our taxable year ending December 31, 2020, we must, among other things, distribute any previously undistributed earnings and profits that we accumulated in the period prior to the effective date of our election to qualify as a RIC. This distribution must be paid by December 31, 2020, which is the end of the first taxable year that we expect to qualify as a RIC. As a RIC, we generally will not be required to pay corporate-level federal income taxes on any income that we distribute to our shareholders as dividends.

The Special Dividend will be paid by Rand in the aggregate combination of 20% in cash and 80% in newly issued shares of our common stock. Each shareholder will have the right to elect to receive this Special Dividend in cash or common stock by completing and returning the Election Form included with this letter. Only 20% of the total Special Dividend paid to all shareholders will be paid in cash. If after the shareholders have completed their elections, the total portion of the Special Dividend to be paid to shareholders electing to receive cash exceeds 20% of the total Special Dividend, each such shareholder electing to receive cash will receive a pro-ratable portion of the total cash to be distributed and the remaining portion of the Special Dividend payable to such shareholders will be paid in our common stock.

Certain Treasury regulations and Internal Revenue Service (IRS) private letter rulings provide that corporate dividends that are payable in cash or in stock at the election of a shareholder are taxable to the shareholder whether paid in cash or stock. Based on these rulings, for tax purposes, 100% of the Special Dividend will be reported as a taxable dividend.

The number of shares of our common stock to be issued to shareholders receiving all or a portion of the Special Dividend in shares of our common stock will be based on the volume-weighted average price per share of our common stock on April 27, 28 and 29, 2020. The Special Dividend will be paid on May 11, 2020.

Enclosed is an election form that you must completed and delivered to Continental Stock Transfer & Trust Company by April 24, 2020. Before completing your Election Form, you should carefully read this letter in full.

Election forms must be delivered on or before 5:00 p.m. Eastern Time on April 24, 2020 (the “Election Deadline”) to be effective. Shareholders who do not return a timely and properly completed election form before the Election Deadline will be deemed to have made an election to receive their Special Dividend based on the pro-rata calculations resulting from other shareholders’ elections and the overall 20% cash limitation.

1

Rand Capital Letter to Shareholders Election of Special Dividend April 3, 2020

THE ELECTION

You may elect to receive the Special Dividend in the form of cash or shares of common stock by choosing one of the election options on the accompanying Election Form, subject to the 20% limit on cash distributions described elsewhere in this letter:

●	Cash Election. You elect to receive payment of the Special Dividend in cash.

●	Stock Election. You elect to receive payment of the Special Dividend in the form of shares of our common stock.

Your election may be limited by the cash limit described elsewhere in this letter, and you may not receive all cash to the extent these limits require that a different allocation be made to you. We will pay cash in lieu of issuing any fractional shares of our common stock in connection with the Special Dividend.

For any given share of our common stock, an election with respect to the Special Dividend may be made only by the holder of record of that share as of the close of business on April 2, 2020, which is the record date for the Special Dividend.

To elect payment in cash or shares of common stock, you must complete and sign the enclosed Election Form and deliver it to Continental Stock Transfer & Trust Company, the transfer agent, at the address below, no later than 5:00 p.m., Eastern Time, on April 24, 2020 (the “Election Date”). At any time before the Election Date, you may change your election by timely delivery to the transfer agent of a properly completed and later-dated Election Form.

If you hold shares of Rand’s common stock through a bank, broker or nominee, please contact this bank, broker, or other nominee and inform it of the election that it should make on your behalf. If you do not (or your bank, broker, or other nominee does not on your behalf) timely return a properly completed Election Form by the Election Date, you will have been deemed to have made an election to receive your Special Dividend based on the pro-rata calculations resulting from other shareholders’ elections and the overall 20% cash limitation.

The method of delivery of the Election Form to Continental Stock Transfer & Trust Company, the transfer agent, is at your option and risk, and the delivery will be deemed made only when actually received by the transfer agent. In all cases, sufficient time should be allowed to ensure timely delivery. The submission of an Election Form with respect to the Special Dividend will constitute your representation and warranty that you have full power and authority to make such election

All questions as to the validity, form, eligibility (including time of receipt) and acceptance by us of the Election Form will be resolved by us, in our sole discretion and our determination as to the resolution of any such questions shall be final and binding on all parties. We reserve the absolute right to reject, in our sole discretion, any and all Election Forms determined by us not to be in proper form, not timely received, ineligible or otherwise invalid or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the Election Form submitted by any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. No valid election will be deemed to have been made until all defects and irregularities have been cured or waived to our satisfaction. Neither we, nor the transfer agent, nor any other person will be under any duty to give notification of any defects or irregularities in any Election Form or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Special Dividend will be final and binding.

2

Rand Capital Letter to Shareholders Election of Special Dividend April 3, 2020

All shares of our common stock issued as part of the Special Dividend will be issued only in book-entry form. As soon as administratively possible after the payment date for the Special Dividend, the transfer agent will issue and mail to each of our shareholders of record that is a recipient of shares of our common stock in the Special Dividend a statement listing the number of shares of our common stock credited to such shareholder’s book-entry account and a payment check or direct deposit for any cash to which such shareholder is entitled (including, if applicable, cash in lieu of fractional shares) in the Special Dividend.

For each of those shareholders who holds through a bank, broker, or other nominee, the shares of our common stock and cash to which such shareholder is entitled will be delivered by the transfer agent through The Depository Trust Company to such shareholder’s bank, broker, or other nominee. The bank, broker or other nominee will then allocate the shares and cash into such shareholder’s individual account. All cash payments to which a shareholder is entitled in the Special Dividend will be rounded to the nearest penny.

Completed Election Forms must be delivered to our transfer agent, Continental Stock Transfer & Trust Company, no later than 5:00 p.m., Eastern Time, on April 24, 2020, in the enclosed envelope in accordance with the following delivery instructions:

By Regular Mail, Overnight Courier or Hand Delivery:

Continental Stock Transfer & Trust Company

ATTN: HENRY FARRELL

1 State Street, 30th Floor

New York, N.Y. 10004

If you are a shareholder of record and need additional information about completing the attached Election Form or other matters relating to the Special Dividend, please contact Continental Stock Transfer & Trust Company by phone at 212.509.4000, or by email at cstmail@continentalstock.com, or online at https://www.continentalstock.com/contact/.

EFFECT OF CASH LIMIT

The total amount of cash payable in the Special Dividend is limited to 20% of the aggregate amount of the Special Dividend, not including any cash payments in lieu of fractional shares. If a sufficient number of shareholders elect to receive their Special Dividend in the form of common stock, all shareholders who elect cash will receive their entire Special Dividend in cash in accordance with their election.

However, if satisfying all shareholder elections would result in the payment of cash in excess of the 20% cash limit, then the total amount of cash will be allocated on a pro rata basis among those shareholders who elected to receive cash. As a result, if you elect to receive the Special Dividend in the form of cash, you likely will not receive the entire Special Dividend in the form of cash. Instead, you will receive a portion of the Special Dividend to which you are entitled in cash and the remainder of the Special Dividend in excess of a shareholder’s pro rata share of the total amount of cash to be distributed in the Special Dividend will be paid in the form of shares of our common stock (subject to the payment of cash in lieu of any fractional shares). If you elect to receive cash, in no event will you receive less than 20% of your aggregate Special Dividend in cash.

All cash payments to which a shareholder may be entitled will be rounded to the nearest penny. The number of shares of our common stock to be issued to shareholders receiving all or a portion of the Special Dividend in shares of our common stock will be based on the volume-weighted average price per share of our common stock on April 27, 28, and 29, 2020.

3

Rand Capital Letter to Shareholders Election of Special Dividend April 3, 2020

FEDERAL INCOME TAXATION CONSIDERATIONS

The following summary of federal income tax considerations regarding the Special Dividend is based on current law and is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of our common stock in light of their personal investment or tax circumstances.

U.S. Federal Income Tax Consequences of the Special Dividend

For purposes of the following discussion, a U.S. shareholder is a holder of our common stock who, for U.S. federal income tax purposes, is:

●	a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or of any state or under the laws of the District of Columbia, unless regulations promulgated by the U.S. Department of the Treasury provide otherwise;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust whose administration is under the primary supervision of a U.S. court and with respect to which one or more U.S. persons have the authority to control all substantial decisions of the trust.

The tax consequences of the Special Dividend will depend on a shareholder’s particular tax circumstances. Holders of our common stock are urged to consult their tax advisors regarding the specific federal, state, local, and foreign income and other tax consequences of the Special Dividend.

The Special Dividend represents the distribution of our earnings and profits accumulated through December 31, 2019 (the period prior to the effective date of our election to be treated as a RIC). The Special Dividend is necessary to allow us to qualify for favorable RIC tax treatment and eliminate our liability for corporate-level federal income taxes. Specifically, in order to qualify as a RIC for our taxable year ending December 31, 2020, we must among other things, distribute any previously undistributed earnings and profits that accumulated through December 31, 2019. This distribution must be paid by December 31, 2020, which is the end of the first taxable year that we expect to qualify as a RIC.

We are limiting the maximum aggregate amount of cash to be distributed as part of the Special Dividend. We are relying on applicable Treasury regulations and private letter rulings issued by the IRS regarding certain stock dividends, which authority provides that: (1) the Special Dividend will be treated as a taxable dividend for U.S. federal income tax purposes; and (2) the amount of the Special Dividend paid in common stock will be equal to the amount of cash that could have been received instead of the common stock (i.e., the value of the common stock received).

Taxation of United States Shareholders

Each shareholder must include the sum of the value of the shares of our common stock and the amount of cash, if any, received pursuant to the Special Dividend in his, her, or its gross income as dividend income. The Treasury regulations and the IRS private level rulings noted above provide that, for this purpose, the amount of the Special Dividend paid in common stock will be equal to the amount of cash that could have been received instead of the common stock. A shareholder that receives shares of our common stock pursuant to the Special Dividend would have a tax basis in such stock equal to the amount of cash that could have been received instead of such stock as described above, and the holding period in such stock would begin on the day following the payment date for the Special Dividend.

4

Rand Capital Letter to Shareholders Election of Special Dividend April 3, 2020

For tax purposes, non-corporate U.S. shareholders, who satisfy the applicable holding period and other requirements, should be able to report 100% of the Special Dividend as a qualified dividend eligible for the reduced maximum tax rates applicable to qualified dividends for non-corporate shareholders. For corporate U.S. shareholders, it is uncertain whether the Special Dividend will be eligible for the dividends-received deduction available to U.S. shareholders that are domestic corporations but not S corporations under the Internal Revenue Code. Shareholders should consult their own tax advisors concerning the U.S. federal tax treatment of the Special Dividend as a qualified dividend or as eligible for the dividends-received deduction in light of their unique circumstances.

Each U.S. shareholder will receive a blank IRS Form W-9 along with this letter. All U.S. shareholders should provide a completed copy of IRS Form W-9 when submitting the Election Form. Failure to provide a completed copy of the IRS Form W-9 may result in backup withholding with respect to the Special Dividend at a rate of 24%.

Taxation of Non-United States Shareholders

The following discussion is applicable to non-U.S. shareholders that did not own more than 5% of our common stock at any time during the one-year period ending on the payment date of the Special Dividend.

For non-U.S. shareholders, the Special Dividend will be subject to withholding of U.S. federal withholding tax on a gross basis at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), unless it is treated as effectively connected with the conduct of a United States trade or business by the non-U.S. shareholder (and if a treaty applies, is attributable to a permanent establishment in the U.S.). Certain certification and disclosure requirements must be satisfied for the shareholder to be exempt from withholding under the effectively connected income exemption or to qualify for a reduced rate of withholding under an applicable treaty. If the Special Dividend is effectively connected with a non-U.S. shareholder’s U.S. trade or business (and if a treaty applies, is attributable to a permanent establishment in the U.S.), such non-U.S. shareholder will generally be subject to U.S. federal income tax on the Special Dividend as if such shareholder were a U.S. shareholder and therefore, such non-U.S. shareholder will be taxed on a net basis (that is, after allowance of deductions) at graduated rates and generally will not be subjected to withholding. A non-U.S shareholder that is a corporation may also be subject to an additional branch profits tax on the Special Dividend at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. shareholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on the Special Dividend unless: (i) the non-U.S. shareholder provides a completed IRS Form W-8BEN or Form W-8BEN-E (or an acceptable substitute form), (ii) the non-U.S. shareholder meets the documentary evidence requirements for establishing that it is a non-U.S. shareholder, or (iii) the non-U.S. shareholder otherwise establishes an exemption from backup withholding. Enclosed with this letter for each non-U.S. shareholder is a copy of a blank IRS Form W-8BEN and Form W-8BEN-E. Each non-U.S. shareholder should provide a completed copy of the appropriate form when submitting the Election Form.

5

Rand Capital Letter to Shareholders Election of Special Dividend April 3, 2020

Legislation commonly referred to as the “Foreign Account Tax Compliance Act” of the “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that: (1) fail to agree to report to the U.S. Treasury certain information regarding accounts held by both U.S. persons and foreign entities that have U.S. persons as substantial owners; and (2) reside in jurisdictions that have not entered into intergovernmental agreements with the IRS to provide such information. The types of income subject to the tax include U.S. source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holders account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a non-U.S. shareholder and the status of the intermediaries though which they hold their shares, non-U.S. shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a non-U.S shareholder might be eligible for refunds or credit of such taxes.

Non-U.S. shareholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax consequences of the Special Dividend in light of their own unique circumstances.

This summary is general in nature and was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. Each shareholder should seek advice based on such shareholder’s particular circumstances from an independent tax advisor.

6

Rand Capital Letter to Shareholders Election of Special Dividend April 3, 2020

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, that is available over the Internet at http://www.sec.gov. This information is also available on our website at www.randcapital.com.

Following the Special Dividend

Following completion of this Special Dividend process, we expect to announce our plans regarding the reverse stock split that shareholders approved at our annual meeting in December 2019. We believe that effecting a reverse split following the Special Dividend is beneficial to all shareholders, as the expected increase in trading price from the action should make our shares more attractive to a wider array of investors.

Going forward, to maintain our RIC status, we will be required to distribute at least 90% of our annual investment company taxable income to our shareholders. Accordingly, our Board of Directors plans to adopt a dividend policy that consists of a regular quarterly cash dividend.

We very much appreciate your support as we continue down the path of Rand’s exciting transformation.

Sincerely,

Erland E. Kailbourne	Allen F. Grum
Chairman	President and Chief Executive Officer

Cautionary Statement Regarding Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “plan,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the risk that Rand may be unable to fulfill the conditions required in order to elect to be treated as a RIC for U.S. federal tax purposes or, once the election has been made, to maintain its status as a RIC for U.S. federal tax purposes; (2) the risk that Rand is unable to declare and pay future quarterly cash dividends to shareholders or put in place a regular dividend policy; (3) the risk that Rand does not complete the reverse stock split or that, if completed, it does not make Rand’s common stock more attractive to investors; (4) evolving legal, regulatory and tax regimes; (5) changes in general economic and/or industry specific conditions; and (6) other risk factors as detailed from time to time in Rand’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2019, later filed quarterly reports on Form 10-Q, the definitive proxy statement and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this letter.

7